Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
November 2, 2006		(858) 503-3233

MAXWELL TECHNOLOGIES REPORTS 3rd QUARTER FINANCIAL RESULTS

Ultracapacitor Revenue Up 41% Quarter-to-Quarter, Driven by Ramping Transportation and Industrial Applications

CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY, NOVEMBER 2, 2006 – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $5.4 million, or $0.31 per share, on revenue of $14.0 million for its third quarter ended September 30, 2006, compared with a net loss of $1.3 million or $0.08 per share, on revenue of $12.0 million for the same period in 2005. The current quarter loss includes $2.0 million, or $0.12 per share, of amortization related to convertible debentures, compensation expense for stock options and restricted stock grants and provisions for discontinued operations.

Dr. Richard Balanson, Maxwell’s president and chief executive officer, noted that BOOSTCAP® ultracapacitor revenue increased by 41 percent, quarter-to-quarter, from $4.2 million in Q2 06 to a highest-ever $6.0 million in Q3.

“High-volume deliveries for a new telecommunications power quality application combined with previously announced transportation and industrial applications to push ultracapacitor revenue to a new high for the second consecutive quarter, and we expect it to approach $6 million again in the fourth quarter,” Balanson said. “This strong ultracapacitor revenue stream, along with continuing solid sales for our High Voltage and Microelectronics products, positions the company for additional top line growth in Q4.”

Other significant recent developments included:

•	Announcement of a collaboration with Alcoa AFL Automotive to develop an ultracapacitor-based cold start system for commercial vehicles;

•	Announcement of a collaboration with Kromberg & Schubert GmbH in Germany to incorporate ultracapacitors into a highly efficient, low-cost, engine starting system for automobiles;

•	Enforcement of the company’s strong ultracapacitor intellectual property position through a patent infringement lawsuit filed against Nesscap Co., a Korean ultracapacitor manufacturer, and

•	Ongoing expansion of internal production capacity for Maxwell’s proprietary ultracapacitor electrode material and BOOSTCAP products, and continuing progress toward moving large cell assembly to China by early 2007.

“We are moving aggressively to expand internal and external ultracapacitor production and distribution capabilities to keep pace with rapidly growing global demand,” Balanson said. “We continue to anticipate news regarding automotive applications for ultracapacitors in the near future, but the timing of such announcements and automobile OEMs’ model launches is driven by our customers. Meanwhile, current production ramps in the heavy vehicle, electric rail, wind energy, telecommunications and other markets are driving significant near-term growth opportunities.”

Third quarter gross margin increased to 20 percent, compared with 18 percent in Q2, reflecting progress in resolving issues related to scaling up ultracapacitor production . Balanson said that gross margin is expected to continue rebounding in the fourth quarter as ongoing cost reductions and efficiency improvements are realized. Cash and investments in marketable securities totaled $20.8 million as of September 30, compared with $26.9 million as of June 30. The company will file its Quarterly Report on Form 10-Q with the SEC, including complete financial statements, by November 9.

-more-

MAXWELL REPORTS 3rd QUARTER FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss third quarter financial results and the fourth quarter outlook and answer analysts’ questions at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 905-0392 from the U.S. and Canada, or (785) 832-1532 for international callers. The webcast and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/presentations.asp

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

Forward Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	general economic conditions in the markets served by the company’s products;

•	cost-effective manufacturing and the success of out-sourced manufacturing;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of November 2, 2006. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Products	$13,517	$12,024	$37,636	$32,828
License fees	494	—	1,109	—

Total revenues	14,011	12,024	38,745	32,828
Cost of sales	11,271	8,556	30,132	23,384

Gross profit	2,740	3,468	8,613	9,444
Operating expenses (income):
Selling, general and administrative	4,264	3,117	12,439	9,643
Research and development	2,427	1,760	7,017	5,269
Amortization of other intangibles	19	19	57	57
Loss (gain) on disposal of property and equipment	—	42	(66)	42

Total operating expenses	6,710	4,938	19,447	15,011

Loss from operations	(3,970)	(1,470)	(10,834)	(5,567)
Interest income (expense), net	(156)	45	(227)	132
Amortization of debt discount and prepaid costs	(904)	—	(2,712)	—
Gain (loss) on embedded derivatives and warrants	50	—	(3,050)	—
Other (expense) income, net	(2)	—	(100)	308

Loss from continuing operations before income taxes	(4,982)	(1,425)	(16,923)	(5,127)
Income tax provision (benefit)	13	(197)	177	(8)

Loss from continuing operations	(4,995)	(1,228)	(17,100)	(5,119)
Discontinued operations:
Loss from discontinued operations, net of tax	(361)	(107)	(28)	(55)

Net loss	$(5,356)	$(1,335)	$(17,128)	$(5,174)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.29)	$(0.07)	$(1.01)	$(0.32)
Loss from discontinued operations, net of tax	(0.02)	(0.01)	—	(0.01)

Net loss per common share	$(0.31)	$(0.08)	$(1.01)	$(0.33)

Shares used in computing net loss per common share - basic and diluted	16,981	16,242	16,822	15,915

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,946	$25,760
Investments in marketable securities	7,835	696
Trade and other accounts receivable, net	11,361	6,915
Inventories, net	15,459	9,536
Prepaid expenses and other current assets	1,370	841

Total current assets	40,971	43,748
Property and equipment, net	12,391	10,368
Other intangible assets, net	1,428	1,541
Goodwill	19,373	18,549
Prepaid pension asset	5,530	4,930
Restricted cash	8,000	8,000
Other non-current assets	985	1,328

	$88,678	$88,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$10,071	$6,870
Accrued warranty	872	632
Accrued employee compensation	2,828	2,588
Short-term borrowings and current portion of long-term debt	2,544	1,695
Deferred tax liability - current portion	291	291
Net liabilities of discontinued operations	94	527

Total current liabilities	16,700	12,603
Deferred tax liability, long-term	1,198	1,198
Convertible debentures and long-term debt, excluding current portion	26,393	22,212
Stock warrants	3,850	2,600
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 17,234 and 16,600 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	1,723	1,660
Additional paid-in capital	140,447	136,135
Unearned compensation	—	(2,438)
Accumulated deficit	(104,994)	(87,600)
Accumulated other comprehensive income	3,361	2,094

Total stockholders’ equity	40,537	49,851

	$88,678	$88,464